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                                                                     Exhibit 5.1


Joseph P. Galda
Partner
DIRECT: 716-848-1454
Direct Facsimile:  716.849.0349
jgalda@hodgsonruss.com


                                                              December 30, 2002


Magic Lantern Group, Inc.
24th Floor
13875 Broadway
New York, NY  10018

Ladies and Gentlemen:

                  Re:      Registration Statement on Form S-3

         We have acted as counsel to Magic Lantern Group, Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933 and the Commission's rules and regulations thereunder (collectively the "Act") of up to $64,3000,000 aggregate amount of common stock of the Company, $0.01 par value, (collectively the "Common Stock") (the "Registration Statement").

         This letter is being delivered to you pursuant to your request.

         The opinion set forth in this letter is subject to the following qualifications:

                  1. The opinion set forth in this letter is based solely upon
(a) our review of, as submitted to us, (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation and the By-laws of the Company and (iii) a certificate, dated December 23, 2002, from the Secretary of State of the State of New York as to the Company (the "Governmental Certificate") (items
(a)(i) through (a)(iii) being collectively the "Reviewed Documents") and (b) such review of published sources of law as we have deemed necessary based solely upon our review of the Reviewed Documents. Other than our review of the Reviewed Documents, we have made no inquiry or other investigation as to any factual matter (including, but not limited to, (a) any review of any of the files and other records of the Company or any court or other governmental authority or (b) any review of any of our files).


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Magic Lantern Group, Inc.
December 30, 2002
Page 2


                  2. We have assumed without any inquiry or other investigation
(a) the legal capacity of each natural person, (b) the accuracy on the date of this letter as well as on the date stated in the Governmental Certificate of each statement as to any factual matter contained in the Governmental Certificate and the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter contained in any other of the Reviewed Documents, (c) the genuineness of each signature on any of the Reviewed Documents, the completeness of each of the Reviewed Documents, the authenticity of each of the Reviewed Documents submitted to us as an original, the conformity to the original of each of the Reviewed Documents submitted to us as a copy and the authenticity of the original of each of the Reviewed Documents submitted to us as a copy and (d) the Board of Directors and officers of the Company not violating any fiduciary or other duty owed by any of them in connection with the issuance by the Company of the Common Stock.

                  3. We do not express any opinion concerning any law other than the Business Corporation Law of the State of New York.

                  4. To the extent that any opinion set forth in this letter is based upon any statement contained in the Governmental Certificate, such opinion is limited to the meaning ascribed to such statement by the issuer of the Governmental Certificate.

                  5. Any opinion set forth in this letter (a) deals only with the specific legal issue or issues it explicitly addresses and (b) does not address any other matter.

                  6. We undertake no obligation to notify you concerning any change after the date of this letter with respect to any factual or legal matter.

         Subject to the qualifications set forth in this letter, it is our opinion that, when (1) the Registration Statement becomes and remains effective in accordance with the requirements of the Act, and the prospectus that is part of the Registration Statement and the delivery thereof fulfill all of the requirements of the Act, throughout all periods relevant to this opinion, (2) the Board of Directors of the Company has taken all necessary corporate action in conformity with the Amended and Restated Certificate of Incorporation and the Bylaws of the Company to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, (3) certificates representing the Common Stock have been duly executed, registered and delivered in accordance with the applicable definitive purchase agreement approved by the Board of Directors of the Company against receipt as provided in such definitive purchase agreement of the consideration therefor and (4) in the case of each share of the Common Stock, such consideration is not less than the par value of such share, the Common Stock will be validly issued, fully paid and nonassessable.

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Magic Lantern Group, Inc.
December 30, 2002
Page 3


         This letter is intended solely for your benefit with respect to the Registration Statement and, without our express written consent, may not be furnished to or relied upon, referred to or otherwise used by any other party or relied upon, referred to or otherwise used other than in connection with the Registration Statement, except that this letter may be filed with the Commission as an exhibit to the Registration Statement and our name may be used under the heading "Legal Matters" in the prospectus that is part of the Registration Statement.

                                Very truly yours,

                                HODGSON RUSS LLP


                                By /s/ Joseph Galda
                                   -----------------------------------
                                   Joseph P. Galda

Enclosures